EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


            Board of Directors
            BSD Software, Inc.


            We consent to the incorporation by reference of our Report of Independent Registered Public Accounting Firm dated September 28, 2005 on the consolidated balance sheet as of July 31, 2005, and the related consolidated statements of operations and comprehensive loss, cash flows, and shareholders' deficit for the year ended July 31, 2005, included in this Form 10-KSB.


            /s/ STONEFIELD JOSEPHSON, INC.
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            CERTIFIED PUBLIC ACCOUNTANTS

            Irvine, California
            November 10, 2005